UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2013

Environmental Science and Technologies, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54758	45-5529607
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4 Wilder Drive #7

Plaistow, NH 03865

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(603) 378-0809

(ISSUER TELEPHONE NUMBER)

__________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01.

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 5.06.

CHANGE IN SHELL COMPANY STATUS

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report includes forward-looking statements. These forward-looking statements are often identified by words such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. These statements are only predictions and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed. You should not place any undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors, including our ability to:

•

execute our business plan, given our limited financial resources

•

integrate and manage our disparate business operations

•

generate sufficient cash flow from our operations or other sources to fund our working capital needs and growth initiatives;

•

successfully introduce and attain market acceptance of any new products and/or enhancements of existing products;

•

attract and retain qualified personnel;

•

prevent obsolescence of our technologies;

•

maintain agreements with our critical vendors;

•

secure new business, both from existing and new customers.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  References in this report to the “Company,” “we,” “our,” and “us” refer to the registrant, Environmental Science and Technologies, Inc., and its wholly owned subsidiaries.

ITEM 1. BUSINESS

Our Company

Environmental Science and Technologies, Inc. (f/k/a Apex 5, Inc.) is a Delaware corporation formed in June, 2012. Prior to June 21, 2013, the Company was a “shell company” within the meaning of applicable securities laws.  On June 21, 2013, the Company completed the acquisition of certain assets from Michael R. Rosa, its CEO, and commenced substantial business operations. In consideration of the acquisition of these assets, the Company issued an aggregate of 3,250,000 shares of its common stock to Mr. Rosa. The Company’s business is operated through three wholly-owned subsidiaries, each of which is a Delaware corporation: Remote Aerial Detection Systems, Inc., EnviroPack Technologies, Inc. and SpillCon Solutions, Inc.

On June 21, 2013, the Company acquired certain assets, including trademarks, in order to establish the business of EnviroPack Technologies, Inc. (“EnviroPack”), a newly formed provider of United Nations/Department of transportation (UN/DOT) certified environmental waste packaging solutions for the safe disposal of a variety of hazardous waste streams. In consideration of the acquisition of these assets, we issued 750,000 shares of our common stock to Michael R Rosa, our CEO. EnviroPack will offer an all-inclusive line of UN/DOT approved waste containers that are expected to include the WasteSack™, DrumPack™, BulbPack™, HexPack™, HazPack™ and WastePack™, all of which are designed to meet environmental packaging and disposal applications for waste generators, laboratories, utilities and healthcare facilities.

On June 21, 2013, the Company acquired certain assets, including intellectual property, in order to establish the business of SpillCon Solutions, Inc. (‘’SpillCon”), a newly formed distribution business comprised of environmental spill response and control products (primarily absorbent products), which will be sold to the oil and gas industry, environmental cleanup firms, industry and government agencies. In consideration of the acquisition of these assets, we issued 500,000 shares of our common stock to Michael R Rosa, our CEO. We expect that this company will initially resell products manufactured by third parties. In addition, the company may in the near term private label products manufactured by third parties. SpillCon products will be designed for deployment in theaters that include both land and water, covering a wide array of applications from detection to remediation.

On June 21, 2013, the Company acquired certain assets, including intellectual property, in order to establish the business of Remote Aerial Detection Systems, Inc. (“RADS”), a new business that is an intelligence, surveillance and reconnaissance (ISR) reseller of dedicated mission specific non-aerial ISR and aerial ISR aircraft platforms for the oil and gas industry as well as government agencies. In consideration of the acquisition of these assets, we issued 2 million shares of our common stock to Michael R Rosa, our CEO. RADS will provide customers with state of the art electronics, such as ground penetrating radar, LIDAR, FLIR and hyper-spectral camera systems. All systems are mission dependent, able to perform multiple missions with various quick-change applications for oil spill monitoring and detection, as well as proactive security and border patrol, and natural resource exploration in offshore and onshore territories.

Products and Services

EnviroPack Technologies, Inc./SpillCon Solutions

EnviroPack’s principal business is the distribution of environmental compliance packaging solutions for environmentally sensitive waste materials. SpillCon’s principal business is in the distribution of spill control products for marine and land based oil and chemical spills.

The following constitute EnviroPack’s major product categories:  hazardous waste disposal and containment products for environmentally sensitive waste materials.  Waste materials are typically generated from the by-products of a diverse list of manufacturing companies. In addition, EnviroPack products are used for the remediation and clean-up of legacy Superfund waste sites related to the disposal of environmental waste accumulated over time.

SpillCon’s major product categories include products designed to aid in the detection, response, deployment, containment, clean up and remediation of oil and chemical spills. SpillCon’s product mix is a compilation of several of the premier sorbent manufacturers in the industry. Certain of SpillCon’s products are proprietary and unique in design and functionality.

We anticipate developing a line of private label products for both EnviroPack and SpillCon. Our products are largely geared towards environmental cleanup and emergency response firms that are certified to handle, process and treat a wide variety of hazardous and non-hazardous waste materials.  In addition, both large and small manufacturing companies that generate waste through their processing facilities are ideal candidates for our products.  Municipalities, utilities and military agencies are also prime prospects for our proprietary product lines.

The market for EnviroPack/SpillCon products is broken down into three customer categories - Environmental Response companies, Supply Dealers and Waste Generators.  Each group consists of three sub-groups: a few Tier 1, several Tier 2 and an unlimited number of Tier 3 Customers. Tier 1 Environmental customers consist of national environmental response firms with multiple locations throughout the US. Environmental Tier 2 clients are more regional in scope with several locations. The Tier 1 and 2 firms are all about the same size in specific locations. Environmental Tier 3 customers are smaller and regional in scope with one main location from which they operate.  The same basic market structure (Tier 1, Tier 2 and Tier 3) exists with respect to Supply Dealers and Waste Generators.

Demand for our EnviroPack/SpillCon products is driven to a significant extent by the existence and rigorous enforcement of federal environmental and transportation regulations. In particular, strict enforcement of regulations of the Environmental Protection Agency (EPA), Department of Transportation (DOT) and Homeland Security (US Coast Guard) has a positive impact on the demand for our products.

Remote Aerial Detection Systems, Inc.

The RADS business model ties together the detection component of the corporate strategy by specializing as an intelligence, surveillance and reconnaissance (ISR) systems integrator. RADS acts as a reseller of dedicated mission specific non-aerial ISR and aerial ISR aircraft platforms for the oil and gas industry as well as government agencies. RADS will provide customers with state of the art electronics, such as ground penetrating radar, LIDAR, FLIR and hyper-spectral camera systems. All systems are mission dependent, able to perform multiple missions with various quick-change applications for oil spill monitoring & detection, as well as proactive security and border patrol, and natural resource exploration in offshore and onshore territories.

Through RADS, we are establishing a reseller of aerial (manned and unmanned) and non-aerial surveillance systems (ISR systems) for use by the oil and gas industry in leak and spill detection, exploration and security for oil and gas assets (production and distribution). In addition, our ISR systems can be used for border security, mineral exploration and topographical mapping. RADS works with the prospective customer to determine its precise requirements and then designs an ISR system that is tailored to the specific needs of the customer. RADS then works primarily with ISR systems integrators, which may be manufacturer affiliates or independent integrators, to spec and have manufactured for the customer the ISR system that best meets the customer’s specific requirements.

RADS has two broad product categories: aerial and non-aerial surveillance systems. Aerial surveillance systems consist of manned or unmanned aircraft platforms coupled with sensors tailored to meet the customer’s specific surveillance requirements. Non-aerial surveillance systems consist of land-based sensors designed again to meet the customer’s specific surveillance requirements. Depending upon the customer’s requirements, RADS will provide a range of sensors that function within the electromagnetic spectrum and which are designed to receive comprehensive information about the relevant target. These sensors will either be aerial or land-based, depending upon the customer’s specific surveillance requirements.

We anticipate that the principal markets for RADS will consist of oil and gas companies and governmental agencies.

Marketing and Distribution

We market and distribute our products and services primarily through a direct sales force. In addition, we market and distribute our products and services through authorized distributors.

EnviroPack/SpillCon

EnviroPack/SpillCon products are distributed through several channels.  Our core method of distribution is through select and established container, safety supply and material handling distributors strategically located throughout the US and Canada. The use of public warehousing facilities throughout the US will assist in rapid delivery of products to the environmental emergency response market.  All products will be initially warehoused in our central distribution center in Southern NH. We also anticipate a line of private label products which we expect to distribute through a few hand-picked online catalog safety supplier companies, such as Lab Safety, New Pig, Uline and Grainger.

RADS

RADS is essentially a reseller of aerial and non-aerial ISR systems. We anticipate that RADS will, in general, through its own internal sales force either broker or direct sell ISR systems to end-users. RADS may also utilize the services of third party agents for the purpose of facilitating introductions to prospective customers. These third party agents will be compensated by RADS upon consummation of transactions with customers for which they made the relevant introduction.

Competition

In general, we compete against much larger entities, most of which have substantially greater financial resources than we do. We operate in an extremely competitive market for all of our product offerings.

EnviroPack/SpillCon

Our environmental waste packaging business (EnviroPack) competes against offerings of such companies as Georgia-Pacific and International Paper. Our environmental spill response and control products business (SpillCon) competes with such companies as New Pig Corporation, Brady Corporation, Complete Environmental Products, Inc. and Sellars Absorbent Materials, Inc.  Our main competitors consist of a few regional companies scattered throughout the US. No one company has dominant market share. There are no major competitors in our geographical region.   We anticipate that as our sales grow, our buying power will increase, which should in turn improve our competitive position. We also believe that our product designs and certifications are superior in quality to the other regional companies in our space.   We believe that the EnviroPack brands are among the most recognized in the environmental waste containment industry.

RADS

Our ISR systems business (RADS) competes directly with mainly European and Australian companies, as well as large US corporations. Our competitors include such companies as Science Applications International Corporation (SAIC), Harris Corporation, KEYW   Corporation, BAE Systems, L3, Lockheed Martin, Raytheon and AeroVironment, Inc. In general, however, because RADS is focused on nonmilitary applications, we do not believe it is likely that we will regularly be competing against these much larger companies.  We expect to compete on the basis of price and customer service. In particular, we believe that, in general, we have lower overhead than our competitors, which should enable us to offer more competitive pricing, while maintaining acceptable gross margins. In addition, because we are smaller and less bureaucratic than many of our competitors, we believe that we will be able to be more responsive to the needs of our customers.

In general, the companies that our businesses compete with have financial and other resources far in excess of our resources, which results in a very difficult competitive environment for the Company. This challenging competitive environment has many potential adverse effects, including making it much more difficult for the Company to secure new business, as well as retain existing business. In addition, the competitive environment in which we operate tends to limit our gross margins and our ability to pass increasing costs onto our customers. Finally, since our competitors generally have substantially greater financial and other resources, then do we, they generally have a far greater capacity to innovate, which could put us at a competitive disadvantage, and, accordingly have an adverse effect upon our long-term profitability and growth.

We compete in all our markets on the basis of meeting our customers’ business needs with a viable solution that offers high quality products at an affordable price, coupled with a high level of customer support and service.

Raw Materials and Principal Suppliers

EnviroPack/SpillCon

Our manufacturing partners, who are ISO certified, source the raw materials for and manufacture our finished products utilizing our proprietary designs.  We hand pick our manufacturing partners based on several factors, including location, size, certifications, machinery capabilities and price competitiveness.  Our EnviroPack products incorporate primarily the following raw materials: corrugated paper, polyethylene and polypropylene.  Currently, with respect to EnviroPack, we have manufacturing agreements with International Paper, Greif, Norampac and Laddawn. We also utilize Tier 2 manufacturers for approximately 25% of our purchased inventory. Our SpillCon products incorporate primarily the following raw materials: polypropylene, polymers, cellulose, and other organic, inorganic and synthetic materials, all with various degrees  of sorbency properties. With respect to SpillCon, we currently have manufacturing agreements with Spilltech, ESP, ProSorbents and Omni/Ajax, among others.   We are negotiating with a few more key manufacturing partners that will co-develop the next generation sorbent products with us. We anticipate that these agreements will facilitate an exclusive agreement to manufacture our own private label brands.

RADS

Because we are a reseller of ISR systems, again it is our manufacturing partners who source the raw materials for and manufacture the ISR systems that we sell to end-users. In general, we expect to work with ISR system integrators, such as Summit Technologies, Commuter Air Technologies and Stevens Aviation. We may also work with integrators that are affiliated with manufacturers such as Diamond, Technam, Stemme and King Air. These ISR system integrators generally purchase components (aircraft and various types of sensors) from third-party manufacturers for incorporation into the required ISR system.

Customers

As we are a newly established business, we have not yet realized revenues from our operations.

EnviroPack/SpillCon

We anticipate that our largest account will not represent more the 15% of our overall EnviroPack business.

RADS

We anticipate that we will at least initially engage in transactions with a limited number of large customers, principally governmental entities. Accordingly, at least initially, we expect that one or more of our customers could make up a large percentage of our overall RADS business. We anticipate that as we expand our RADS business over time, our dependence on a limited number of customers should diminish.

To the extent practicable from a business standpoint, we intend to diversify our customer base, so that we are not dependent on any particular customer.

Personnel

As of June 21, 2013, we employed 3 persons.

Research and Development

During the remainder of 2013, we expect to incur aggregate research and development expense of between approximately $30,000 and $45,000, related to the development of our technology and products.  Our ability to engage in planned research and development is subject to the availability of sufficient funds, which we currently do not have. If we are unable to fund necessary research and development, we will be at a competitive disadvantage and our business will be materially and adversely affected.

EnviroPack/SpillCon

Product improvements in the component assemblies used in manufacturing our products are provided by our manufacturing partners. Each product will go through an annual review of current methodologies to ensure we are using the latest and most current materials and best available manufacturing practices.  We anticipate that the majority of these research and development costs will be borne by our manufacturing partners.  We estimate that we will expend approximately $25,000 annually for applicable EnviroPack product improvements.  We estimate that we will spend approximately $25,000-$50,000 annually for SpillCon product improvements. We understand that prior to our commencement of the EnviroPack/SpillCon business, approximately $150,000 had been expended on product research and development, of which EnviroPack manufacturers expended approximately $100,000. With respect to SpillCon, we understand that approximately $50,000 was previously expended on product research and development.

RADS

Because we are a reseller of ISR systems comprised of components manufactured and assembled by third persons, we do not incur product research and development expenses with respect to our RADS business.

We currently do not have any personnel dedicated to research and development.

Intellectual Property

In general, we rely primarily on a combination of trade secrets, copyright and trademark laws, and confidentiality procedures to protect our technology. Due to the technological change that characterizes our business, we believe that the improvement of existing products, reliance upon trade secrets and unpatented proprietary know-how and the development of new products are generally as important as patent protection in establishing and maintaining a competitive advantage.

EnviroPack/SpillCon

Our EnviroPack product mix is considered proprietary and unique in its design and functionality. Our SpillCon product mix is comprised of many products which are also considered proprietary in design and functionality.

As of June 21, 2013, we do not own any patents and had no patents pending. We have not been nor are we currently involved in or aware of any litigation regarding any of our intellectual property.

We have a number of registered trademarks which we consider important to the protection of our EnviroPack brands.

Governmental Regulation

EnviroPack/SpillCon

EnviroPack products must undergo an extensive certification process by a 3rd party permitted testing facility as designated by the Department of Transportation.  The products must comply with applicable federal regulations. Each product carries with it its own unique certification number and must be legibly marked on each package. The certification must be performed annually to ensure compliance with QA/QC standards. SpillCon products undergo specific sorbency testing by our manufacturing partners and many products are tested at OMHSETT in New Jersey.  OMHSETT   is the largest outdoor saltwater wave/tow tank facility in North America and is the only facility where full-scale oil spill response equipment testing, research, and training can be conducted in a marine environment with oil under controlled environmental conditions (waves and oil types).

Vigorous enforcement of environmental laws and regulations drives demand for our environmental containment products, as our products enable our customers to maintain compliance with regulations concerning packaging, storage and shipping of environmentally sensitive waste materials for processing and disposal. In addition, vigorous enforcement of regulations of the Department of Homeland Security (DHS) as the governing agency for the US Coast Guard also drive demand for our SpillCon products. Conversely, lax enforcement of these laws and regulations could diminish demand for our containment and spill control products.

We expect to resell our ISR systems throughout the world, and thus will be subject to US Federal Export Regulations. In general, these regulations require persons who sell products that can be used for military purposes in foreign countries to be registered with the US State Department to broker and sell such products. We intend to comply with all such regulations to the extent applicable to us. Although we expect non-U.S. based revenue to be potentially substantial, we do not view these regulations as particularly onerous nor do we expect the related compliance costs to be material to our operations.

Seasonality

As we are a newly established business, we have not yet realized revenues from our business operations.  Accordingly, we do not yet have a historical basis to determine whether our revenue will be subject to seasonal fluctuation. We do, however, anticipate some seasonality in our revenues, with somewhat lower revenues during the summer and winter months.

Available Information

We are currently developing a corporate Internet site. The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing, at the SEC’s Public Reference Room at 100 F St., NE, Washington, DC 20549, on official business days during the hours of 10 AM to 3 PM. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding the Company and other issuers that file electronically with the SEC.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion includes forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

On June 21, 2013, the Company completed the acquisition of certain assets from Michael R. Rosa, its chief executive officer, and commenced substantial business operations. In consideration of the acquisition of these assets, the Company issued an aggregate of 3,250,000 shares of common stock to Mr. Rosa. The Company’s business is operated through three wholly-owned subsidiaries, each of which is a Delaware corporation: Remote Aerial Detection Systems, Inc. (“RADS”), EnviroPack Technologies, Inc. (“EnviroPack”), and SpillCon Solutions, Inc. (“SpillCon”).

RADS is a new business that is a reseller of aerial (manned and unmanned) and non-aerial surveillance systems (ISR systems) for use by the oil and gas industry in leak and spill detection, exploration and security for oil and gas assets (production and distribution). In addition, our ISR systems can be used for border security, mineral exploration and topographical mapping. EnviroPack is a newly formed provider of UN/DOT certified environmental waste packaging solutions for the safe disposal of a variety of hazardous waste streams. SpillCon is a newly formed distribution business comprised of environmental spill response and control products (primarily absorbent products), which will be sold to the oil and gas industry, environmental cleanup firms, industry and government agencies.

As the company only recently established its business operations on June 21, 2013 (and was a shell company prior to such date), the Company has no historical business operations. In addition, the Company has not yet realized any revenues from its newly established business operations. Since the Company has no historical business operations, the following discussion omits discussion of income from continuing operations, expenses and other matters related to “results of operations,” as the Company does not believe that analysis of this information would be meaningful to investors.

Recent Developments

In addition to the asset acquisitions and commencement of business operations on June 21, 2013 described above under the caption “Business,” the Company has since May, 2013 sold 2,100,000 shares of its common stock at a price of $0.10 per share, for aggregate gross proceeds of $210,000. The Company has been using these funds for working capital purposes.

Critical Accounting Policies and Significant Judgments and Estimates

The Securities and Exchange Commission (“SEC”) issued disclosure guidance for “critical accounting policies.” The SEC defines “critical accounting policies” as those that require the application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Our significant accounting policies are described below. We anticipate that the following accounting policies will require the application of our most difficult, subjective or complex judgments:

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board ASC 915. Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred Income tax expenses or benefits, as the Company did not having any material operations for the period ended December 31, 2012.

Liquidity and Capital Resources

As of June 5, 2013, we had cash on hand of approximately $120,000 This cash represents proceeds remaining from the sale of 2,100,000 shares of common stock, at $0.10 per share, for aggregate gross proceeds of $210,000.

As we only recently established our business operations on June 21, 2013, we have not yet realized any operating revenues. We are however incurring significant costs and expenses in connection with the establishment of our new business, implementation of our business plan and ongoing compliance costs associated with being a public company. Consequently, we are currently experiencing negative cash flows from operations. Our cash on hand is insufficient to fund our ongoing operations and the implementation of our business plan. As a result, we need additional funds in the near term.

In order to remedy this liquidity deficiency, we need to raise additional capital in the near term, and ultimately we will need to generate substantial positive operating cash flows. Our internal sources of funds will consist of cash flows from operations, but not until we begin to realize substantial revenues from the sale of products. As previously stated, we currently have no revenue, and our operations are generating negative cash flows, and thus adversely affecting our liquidity. We intend to raise additional funds through equity and/or debt financing. In addition, we expect that our operations will begin to generate revenues during the second half of 2013, which should ameliorate our liquidity deficiency.   If we are unable to raise additional funds in the near term, we will not be able to implement our business plan, and it is unlikely that we will be able to continue as a going concern.

Subject to the availability of funds, which we currently do not have, we expect to incur approximately $250,000 in capital expenditures over the next 12 months. The purpose of these capital expenditures will be for the installation of a cellulose blending system, along with an industrial sewing machine center for use in a customized cutting and sewing operation, a heat sealing machine, and specific testing equipment for a R&D lab for the SpillCon and RADS businesses , along with other equipment modifications.

We expect to fund these capital expenditures through a combination of cash flows from operations and proceeds from equity financing. If we are unable to generate positive cash flows from operations, and/or raise additional funds (either through debt or equity), we will be unable to fund our capital expenditures, in which case, there could be an adverse effect on our business and results of operations.

As stated above, we recently raised an aggregate of $210,000 from the sale of 2,100,000 shares of common stock, at $0.10 per share. We expect to raise additional funds in the near term from the further sales of shares of common stock. Additional sales of common stock will reduce the percentage interest of existing shareholders in our company. Although it is possible, we do not believe it is likely that we will raise funds through the sale of debt securities in the near term.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements as defined in Item 303(a) (4) (ii) of the SEC’s Regulation S-K.

ITEM 3.  PROPERTIES

We are headquartered in Plaistow, New Hampshire, where we lease space from an entity controlled by Michael R. Rosa, our Chief Executive Officer and a significant shareholder. Currently, we are leasing approximately 10,000 square feet of space, of which 2,000 square feet is dedicated to administration, 500 square feet is dedicated to research and development and 7,500 square feet is dedicated to warehouse. The monthly rent for this facility is $7,500. This is a gross lease under which the landlord pays taxes, utilities and maintenance and repairs. We believe that our current office space is adequate for current and anticipated near term levels of business activity. We are also in the early stage of exploring potential new space for our corporate headquarters, as well as separate space for a research and development facility.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock as of June 21, 2013, for (i) each person named in the “Summary Compensation Table” as a Named Executive Officer, (ii) each director individually, (iii) all directors and executive officers as a group, and (iv) each person known by us to beneficially own more than 5% of our outstanding common stock.  The address for our executive officers and directors is in care of Environmental Science and Technologies, Inc., 4 Wilder Dr., #7, Plaistow, NH 03865.

Name of Beneficial Owner (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class

Michael R. Rosa	17,250,000	74.0%
Michael G. Faris	2,300,000	9.9%
Ibrahim Ash	1,100,000	4.7%

All Directors and executive officers as a group (3 persons)	20,650,000	88.6%

* Less than one percent (1%).

(1)

Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)

There were 23,321,429 shares of our common stock outstanding on June 21, 2013 (includes 1,500,000 shares of common stock committed for issuance, but not yet issued).

ITEM 5. DIRECTORS and EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of the date of this Form 8-K Current Report:

Name	Age	Position
Michael R. Rosa	53	Chief Executive Officer and Chairman
Michael G. Faris	60	Chief Operating Officer, Chief Financial Officer, Secretary and Director
Ibrahim Ash	57	Vice President, Business Development

Michael R. Rosa, Chief Executive Officer and Chairman of the Board of Directors

Mr. Rosa has been our CEO and Chairman of our Board of Directors since December 10, 2012.  Mr. Rosa does not currently have an employment contract with us, and serves at the pleasure of our Board of Directors. Mr. Rosa will serve as a member of our Board of Directors until the next annual meeting of our shareholders, or until his successor is duly elected and qualified (or until his earlier resignation or removal). As our CEO, Mr. Rosa is responsible for the oversight and direction of all of our operations, subject to the supervision of our Board of Directors. Mr. Rosa has since 2008 served as Chief Executive Officer, President and Director of ENCO Industries, Inc. Mr. Rosa is an entrepreneur and co-founder of ENCO Industries. From ENCO Industries’ original inception as Environmental Container in May 1994, Mr. Rosa has successfully guided the company through its transition as a start-up, including design, engineering and development of its proprietary waste packaging products. From 1994 to 2000, Mr. Rosa served as Vice President of Sales for ENCO. Originally formed as Environmental Container, then renamed ENCO Container Service (ECS). Today, ECS is an industrial container and packaging distributor. From 2000 to 2008, Mr. Rosa was Vice President of Environmental Packaging Technologies (EPT), an affiliate of ENCO, where UN & DOT Certified waste disposal containment products were developed for hazardous waste disposal. The advancement of this proprietary waste packaging technology at ENCO and EPT fostered the development and application of other synergistic environmental clean-up products. In 2008, ENCO Industries was formed as the parent company. Mr. Rosa’s past business expertise has been in the environmental and pollution control recovery industries where he participated in several business acquisitions.

Mr. Rosa attended the University of Lowell, where he studied Mechanical Engineering and also attended Northern Essex College with a concentration in Business Administration.

Michael G. Faris, Chief Operating Officer, Chief Financial Officer and Director

Mr. Faris has been our Chief Operating Officer, Chief Financial Officer and a member of our Board of Directors since May 1, 2013.  Mr. Faris does not currently have an employment contract with us, and serves at the pleasure of our Board of Directors. Mr. Faris will serve as a member of our Board of Directors until the next annual meeting of our shareholders, or until his successor is duly elected and qualified (or until his earlier resignation or removal).   In his capacities as Chief Operating Officer and Chief Financial Officer, Mr. Faris is responsible for overseeing our day-to-day business and financial operations, subject to the supervision of our CEO. Mr. Faris joined Enco Industries, Inc. (Enco), a global provider of environmental control solutions, in June 2011 as Vice President of its Government Defense and Supply Group division. In October, 2011, Mr. Faris was promoted to Corporate Vice President of Enco.  Enco is a privately held environmental products and solutions company located in Plaistow, New Hampshire. Prior to joining Enco, Mr. Faris was a public school teacher from March, 2010 until June, 2011. From May, 2008 until February, 2010, Mr. Faris served as the controller of Boston-based Signature Flight Support, a subsidiary of BBA Aviation, a British company. Mr. Faris’ experience prior to 2008 includes government contracting, public utilities, electro-optics detectors and threat warning devices, contract manufacturing, and import and distribution.  Mr. Faris worked in the internal audit functions at Raytheon Systems and GTE Service Corp.  He also was a product controller at Honeywell/Loral.

Ibrahim Ash, Vice President, Business Development

Ibrahim Ash has been our Vice President, Business Development, since May 3, 2013.  Mr. Ash does not currently have an employment contract with us, and serves at the pleasure of our Board of Directors. In his capacity as Vice President, Business Development, Mr. Ash is responsible for overseeing our business development efforts, subject to the supervision of the CEO and COO.

From February 2012 to April 2013, Mr. Ash was employed as the Director of Business Development in the US and Middle East for Enco, a global provider of environmental control solutions. At Enco, Mr. Ash was responsible for new business and new product development. From February, 2011 until January 2012, Mr. Ash was training in the area of business analytics. From December 2009 until January 2011, Mr. Ash was the Business Development Manager for Converge, Peabody Massachusetts, a wholly-owned subsidiary of Arrow Electronics, a global supply chain partner for technology driven companies. At Converge, Mr. Ash was responsible for developing new business in the supply chain area. From July 2009 until November 2009, Mr. Ash was training in the area of cloud computing. From June 2008 to June 2009, Mr. Ash was the Business Development Manager for Ballard Power Systems, Lowell, Massachusetts, a global designer and manufacturer of clean energy hydrogen fuel cells. At Ballard Power Systems, Mr. Ash was responsible for the development of new business with respect to alternative energy fuel cell products. From February 2008 until May 2008, Mr. Ash was training in the area of nanotechnology.  From January 2000 until January 2008, Mr. Ash was a global sales account executive for Sanmina-SCI, of Woburn Massachusetts, a global electronics manufacturing services provider.

Compliance With Section 16(A) Of The Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (collectively, "Section 16 reporting persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of any such reports furnished to us, none of the Section 16 reporting persons failed to file on a timely basis reports required by Section 16(a) of the Exchange Act with respect to our most recent fiscal year, and through May 31, 2013.

Code Of Ethics

We are in the process of establishing a Code of Ethics.

Procedures For Security Holders To Nominate Directors

Our bylaws do not provide a procedure for Stockholders to nominate directors.  The Board of Directors does not currently have a standing nominating committee.  The Board of Directors currently has the responsibility of selecting individuals to be nominated for election to the Board of Directors.  Qualifications considered by the Directors in nominating an individual may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, reputation, civic, community and industry relationships and industry knowledge.  In nominating an existing director for re-election to the Board of Directors, the Directors will consider and review an existing director’s Board and Committee attendance, performance and length of service.

ITEM 6. EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to our current and former President and Chief Executive Officer and to each of the two most highly compensated executive officers (collectively, the “Named Executive Officers”) during or with respect to the fiscal year ended December 31, 2012. No prior information is presented, because we were formed in June, 2012.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan (1)	All other compensation (2)	Total
Michael R. Rosa (1)	2012	-	-	-	-	-
CEO and CFO	2011	-	-	-	-	-
Michael G. Faris (2)	2012	-	-	-	-	-
COO and CFO	2011	-	-	-	-	-
Ibrahim Ash (3)	2012	-	-	-	-	-
VP, Business Development	2011	-	-	-	-	-
Richard Chiang	2012	-	-	-	-	-
Former President & CEO	2011	-	-	-	-	-

(1) Mr. Rosa became our Chief Executive Officer and Chief Financial Officer on December 10, 2012, in connection with his acquisition of control of our company from Richard Chiang, who was our sole executive officer and director from inception (June, 2012) until consummation of the change of control transaction. Mr. Rosa did not receive any compensation with respect to the year ended December 31, 2012. Mr. Rosa resigned as our Chief Financial Officer, when Michael G. Faris was appointed to such position in May, 2013.  Mr. Rosa is being paid an annual salary of $160,000 for serving as our Chief Executive Officer. He will also be eligible for additional bonus compensation, to be determined by the Board of Directors.

(2) Mr. Faris became our Chief Operating Officer and Chief Financial Officer on May 1, 2013. Mr. Faris is being paid an annual salary of $110,000 for serving as our Chief Operating and Chief Financial Officer. He will also be eligible for additional bonus compensation, to be determined by the Board of Directors.

(3) Mr. Ash became our Vice President, Business Development on May 3, 2013. Mr. Ash is being paid an annual salary of $82,500 for serving as our VP, Business Development. He will also be eligible for additional bonus compensation, to be determined by the Board of Directors.

(4) Mr. Chiang resigned from his position as President and CEO upon completion of the change of control transaction in December, 2012.

Narrative Compensation Disclosure

Mr. Rosa has been engaged as our CEO, for an initial annual salary of $160,000. Mr. Faris has been engaged as our COO and CFO, for an initial annual salary of $110,000.  Mr. Ash has been engaged as our Vice President, Business Development, for an initial annual salary of $82,500. The Board of Directors, which also functions as our Compensation Committee, intends to adopt a performance-based bonus program for each of the foregoing executive officers.

Retirement Plan

We do not currently have any retirement plan, but we expect to adopt one in the near term.

Option Grants in the Last Fiscal Year

No Stock Appreciation Rights (“SARs”) or options to purchase our stock were granted to the Named Executive Officers during fiscal year ended December 31, 2012.

Director Compensation

No compensation was paid to any director for serving as such, with respect to the fiscal year ended December 31, 2012.

Through May 31, 2013, Directors who were compensated as full-time employees received no additional compensation for service on our Board of Directors.  The Board of Directors plans to establish a compensation plan for nonemployee directors, in connection with our appointment of such director(s).

It is anticipated that each non-employee Director will receive an annual cash fee. In addition, in order to align their interests with those of the shareholders, each non-employee Director will be granted an option to purchase shares of common stock at an exercise price to be determined by the Board of Directors.  We also expect that all or a portion of these options will vest monthly on a pro rata basis over each non-employee Director’s initial term as a Director.

Equity Incentive Plans

We have not yet established any Equity Incentive Plans. We anticipate that we will establish one or more equity incentive plans for our officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

In determining whether the members of our board of directors and its committees are independent, we have elected to use the definition of “independence” set forth in the listing standards of the NASDAQ Stock Market. After considering all relevant relationships and transactions, our board of directors has determined that none of our directors are “independent” within the meaning of the applicable listing standards of the NASDAQ Stock Market. The Company does not at this time have separate Audit, Compensation, or Nominating and Governance Committees. Instead, the full board of directors has the responsibility of selecting and working with our independent auditors, setting executive compensation, and selecting individuals to be nominated for election to the board of directors. We anticipate enlarging our Board of Directors and filling one or more of the resulting vacancies with directors who are “independent” within the meaning of applicable listing standards of the NASDAQ Stock Market.

Transactions with Officers and Directors

We have engaged in certain transactions with our officers and directors. On April 29, 2013 and May 7, 2013, our Board of Directors authorized the issuance of 1,500,000 and 800,000 shares of our common stock, respectively, to Michael G. Faris, our COO and CFO, at a per share price of $.0001, being the par value of our common stock. On May 3, 2013, our Board of Directors authorized the issuance of 750,000 shares of our common stock to Ibrahim Ash, our Vice President, Business Development, at a per share price of $.0001. Finally, on May 7, 2013, our Board of Directors authorized the issuance of 4 million shares of our common stock to Michael R. Rosa, our CEO, at a per share price of $.0001. These persons are considered to be founders of our Company.

As part of our private offering to accredited investors (up to a maximum of $250,000), on May 3, 2013, we sold an aggregate of 350,000 shares of our common stock for aggregate consideration of $35,000 (a per-share price of $0.10) to Ibrahim Ash, an accredited investor who is our Vice President, Business Development.

On June 21, 2013, we issued 3,250,000 shares of our common stock to Michael R Rosa, our CEO, in consideration for certain assets he transferred to our Company as of such date. Please see the disclosure set forth in. Item 1. Business under the caption “Our Company.”

We are headquartered in Plaistow, New Hampshire, where we lease space from an entity controlled by Michael R. Rosa, our Chief Executive Officer and a significant shareholder. Currently, we are leasing on a month-to-month basis approximately 10,000 square feet of space, of which 2,000 square feet is dedicated to administration, 500 square feet is dedicated to research and development and 7,500 square feet is dedicated to warehouse. The monthly rent for this facility is $7,500. This is a gross lease under which the landlord pays taxes, utilities and maintenance and repairs. We believe that our current office space is adequate for current and anticipated near term levels of business activity. We are also in the early stage of exploring potential new space for our corporate headquarters, as well as separate space for a research and development facility.

ITEM 8. LEGAL PROCEEDINGS.

From time to time, we may become party to various legal proceedings and claims that arise in the ordinary course of our business. As of the date of this Current Report on Form 8-K, there are no material outstanding claims and no amounts have been accrued.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is not currently quoted on any market, nor is there any public market for our common stock. We intend to seek to have our common stock quoted on the Over the Counter Bulletin Board under a symbol to be determined by our Board of Directors. Since our common stock is not quoted on any market, we have not provided high and low bid information for our common stock for the requisite periods as such information does not exist.

As of June 21, 2013, there were 23,321,429shares of our common stock outstanding, held by approximately 11 holders of record.

Dividend Policy

We have not paid any cash dividends on our common stock, and we have no present intention to pay any cash dividends again in the future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Between April 29, 2013 and May 7, 2013, we sold an aggregate of 7,971,429 shares of our common stock to “accredited investors,” within the meaning of Regulation D under the Securities Act of 1933, as amended, at a per-share price of $.0001, being the par value of our common stock, for aggregate consideration of approximately $800. These persons are considered to be founders of our Company by our Board of Directors.

Between May 3, 2013 and June 12, 2013, we sold an aggregate of  2,100,000 shares of our common stock to “accredited investors,” within the meaning of Regulation D under the Securities Act of 1933, as amended, at a per-share price of $0.10, for aggregate consideration of $210,000.

On June 21, 2013, we issued 3,250,000 shares of our common stock to Michael R Rosa, our CEO, in consideration for certain assets he transferred to our Company as of such date.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Description Of Capital Stock

The following is a summary of the rights of our capital stock and certain provisions of our articles of organization, as amended, and by-laws.  For more detailed information, please see our articles of organization, as amended, and by-laws filed as exhibits to this Current Report on Form 8-K.

Authorized Capital Stock

Our authorized capital stock consists of (i) 250 million shares of common stock, and (ii) 5 million shares of preferred stock, in each case with a par value of $.0001 per share.

As of June 21, 2013, we had (i) 23,321,429shares of common stock outstanding, held of record by 11 shareholders, and (ii) no shares of preferred stock outstanding.

Description of Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.

Dividends

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.

Liquidation and Dissolution

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Other Rights and Restrictions

Holders of common stock do not have preemptive rights or subscription rights, and they have no right to convert their common stock into any other securities.  Our common stock is not subject to redemption by us, and there are no sinking fund provisions applicable to our common stock.  Our articles of organization and by-laws do not restrict the ability of a holder of common stock to transfer his, her or its shares of common stock.  However, applicable federal and state securities laws may restrict the ability of a holder of common stock to transfer his, her or its shares of common stock.

Description of Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock. There are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Delaware Anti-Takeover Law

In general, we are subject to the provisions of section 203 of the DGCL. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Future Stock Issuances

Except as expressly set forth herein or pursuant to any equity incentive plan, we have no current plans to issue any additional shares of our capital stock.  However, our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Trading Information

Our common stock is not currently eligible for trading on any national securities exchange or any over-the-counter markets, including the OTC Bulletin Board.  We intend to apply to have our common stock quoted on the OTC Bulletin Board under a symbol to be determined by our Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

ITEM 12. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL.  No amendment to or repeal of the relevant article of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

We intend to indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Company the power to indemnify, including without limitation, our officers, directors and employees. We intend to enter into indemnification agreements with our current directors and executive officers and with any new directors or executive officers. We also intend to obtain customary directors’ and officers’ liability insurance policies that provide coverage to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and coverage to us with respect to indemnification payments that we may make to directors and officers.

Insofar as indemnification for liability under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our audited financial statements for the year ended December 31, 2012 are incorporated into this Form 8-K Current Report by reference to our Form 10K Annual Report for the year ended December 31, 2012 filed with the Securities and Exchange Commission  February 25, 2013.

Our interim financial statements for the quarter ended March 31, 2013 are incorporated into this Form 8-K Current Report by reference to our Form 10Q Report for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission April 16, 2013.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

(a) Former independent registered public accounting firm

On May 21, 2013, we dismissed our independent registered public accounting firm, Kenne Ruan, CPA, PC (“Ruan”).  This dismissal was authorized and approved by our Board of Directors. Ruan has audited our financial statements since our inception in June, 2012.

Ruan’s report on our financial statements for the fiscal year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle.  During the fiscal year ended December 31, 2012, and through May 21, 2013, there were no disagreements with Ruan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ruan’s satisfaction, would have caused Ruan to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal year ended December 31, 2012 and though May 21, 2013, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

We provided Ruan with a copy of the disclosure contained in the Form 8-K that was filed with respect to the dismissal, and requested that it provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the contents of this disclosure.  A copy of that letter, dated May 22, 2013, was filed as Exhibit 16.1 to the Form 8-K filed on May 24, 2013.

(b) New independent registered public accounting firm

On May 21, 2013, we appointed Moody, Famiglietti & Andronico (“MFA”) as our new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2013.  This appointment was authorized and approved by our Board of Directors.

During the fiscal year ended December 31, 2012 and through May 21, 2013, we did not consult with MFA on any accounting matter for a specified transaction, completed or proposed, or consult with MFA for the type of audit opinion that might be rendered on our consolidated financial statements, where a written report or oral advice was provided that MFA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.  In addition, we did not consult with MFA on any “reportable events” as identified under Item 304(a)(2)(ii) of Regulation S-K.

Item 15    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements

Our audited financial statements for the year ended December 31, 2012 are incorporated into this Form 8-K Current Report by reference to our Form 10K Annual Report for the year ended December 31, 2012 filed with the Securities and Exchange Commission  February 25, 2013.

Our interim financial statements for the quarter ended March 31, 2013 are incorporated into this Form 8-K Current Report by reference to our Form 10Q Report for the quarter ended March 31, 2013 which was filed with the Securities and Exchange Commission on April 16, 2013.

(b) Exhibits

Incorporated by Reference
Exhibit	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Certificate of Incorporation, as amended	X	10		3.1
3.2	By-Laws		10		3.2	07/09/2012
4.1	Specimen Stock Certificate		10		4.1	07/09/2012
10.1	Asset purchase agreement between registrant, Michael Rosa and Spillcon Solutions, Inc.	X
10.2	Asset purchase agreement between registrant, Michael Rosa and Remote Aerial Detection Systems, Inc.	X
10.3	Asset purchase agreement between registrant, Michael Rosa and EnviroPack Technologies, Inc.	X

16	Letter re Change in Certifying Accountant		8-K		16.1	05/24/2013
99.1	Audited Financial Statements for the year ended December 31, 2012	X
99.2	Interim Financial Statements for the quarter ended March 31, 2013	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Science and Technologies, Inc.

By: /s/ Michael G. Faris

Name: Michael G. Faris

Title: Chief Operating Officer

Dated: June 27, 2013